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                                                                    EXHIBIT 10.7

                          REGISTRATION RIGHTS AGREEMENT

        This Registration Rights Agreement (this "Agreement") is made effective as of November 4, 1997 by and among PIMCO Advisors L.P., a Delaware limited partnership (the "Partnership "), and each of the parties set forth on Exhibit A hereto who executes this Agreement (the "Holders").

        WHEREAS, pursuant to that certain Agreement and Plan of Merger, dated November 4, 1997 (the "Merger Agreement"), by and among Oppenheimer Group, Inc., a Delaware corporation ("Opgroup"), Oppenheimer Financial Corp., a Delaware corporation, the Partnership, PIMCO Advisors Transitory Merger LLC, a Delaware limited liability company ("PATM"), the Seller Trust, under Declaration of Trust dated July 22, 1997, as amended, and the Indemnity Trust, under Declaration of Trust dated July 22, 1997, as amended, PATM is to be merged with and into Opgroup (the "Merger"), with Opgroup surviving as a subsidiary of the Partnership and the stockholders of Opgroup receiving Class A units of limited partner interest in the Partnership ("Class A LP Units") as well as rights (the "Exchange Rights") to acquire additional Class A LP Units upon the exchange of 6% Senior Notes due December 1, 2037 of Opgroup (the "6% Senior Notes") in principal amount equal to the exercise price therefor;

        WHEREAS, the Class A LP Units will be issued to the stockholders of Opgroup in the Merger and pursuant to exercise of the Exchange Rights without registration under the Securities Act of 1933, as amended (the "Securities Act") in reliance on an applicable exemption from such registration, and the Partnership and the Holders desire to provide for the registration of the sale by the Holders of Registrable Securities (as hereinafter defined) from time to time, upon the terms and subject to conditions set forth below; and

        WHEREAS, it is intended by the Partnership and the Holders that this Agreement shall become effective immediately upon the issuance of the Class A LP Units pursuant to the Merger;

        NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

                1. Definitions. For the purposes of this Agreement, the following terms shall have the meanings set forth below:

                (a) "1994 Agreement" means that certain Registration Rights Agreement dated as of November 15, 1994, as it exists on the date hereof, relating to securities of PIMCO Advisors, a copy of which is attached hereto as Exhibit A.

                (b) "6% Senior Notes" shall have the meaning set forth in the Recitals to this Agreement.


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                (c) "Class A LP Units" has the meaning set forth in the Recitals to this Agreement.

                (d) "Closing Date" means the date of the Closing under the Merger Agreement.

                (e) "Commission" means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

                (f) "Controlling Holder" shall have the meaning set forth in
Section 3(a)(ii)(B).

                (g) "Exchange Act" means the Securities Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

                (h) "Exchange Rights" has the meaning set forth in the Recitals to this Agreement.

                (i) "Exchange Right Units" means any Class A LP Units issued upon exercise of a Exchange Right.

                (j) "Holder's Notice" shall have the meaning set forth in
Section 3(b) of this Agreement.

                (k) "Material Disclosure Event" means any pending or imminent event relating to the Partnership or any of its subsidiaries that, in the good faith, reasonable opinion of the Partnership with the advice of nationally recognized independent counsel to the Partnership: (i) requires disclosure of material, non-public information relating to such event in any Partnership registration statement that may be requested at the time so that such registration statement would not be materially misleading and (ii) is otherwise not required to be publicly disclosed at that time (e.g. on Form 8-K or 10-Q) under applicable federal or state securities laws. Without limitation, "Material Disclosure Event" could include (i) negotiations relating to a material potential acquisition, disposition or other business combination or similar transaction; (ii) litigation, arbitration or other claims or liability or regulatory or governmental examination, investigation or assessment asserted or commenced by or against the Partnership or any of its subsidiaries; or (iii) disagreements with the Partnership's independent public accountants over financial, accounting or reporting matters.

                (l) "Merger Agreement" shall have the meaning set forth in the Recitals to this Agreement.

                (m) "Participating Units" shall have the meaning set forth in
Section 4(a)(ii).



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                (n) "Piggyback Notice" shall have the meaning set forth in
Section 3(b)(i).

                (o) "Priority Holder Request" shall have the meaning set forth in Section 2(a) of this Agreement.

                (p) "Priority Holders" means any person qualifying as a "Holder" under the 1994 Agreement.

                (q) The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act.

                (r) "Registrable Securities" means the Class A LP Units issued to the Holders in the Merger, as well as any Exchange Right Units; provided, however, that as to any Registrable Securities, such securities shall cease to constitute the same for purposes of this Agreement if and when (i) a Registration Statement with respect to the sale of such securities shall have been declared effective by the Commission and such securities shall have been sold pursuant thereto in accordance with the intended plan and method of distribution therefor set forth in the final prospectus forming part of the Registration Statement or (ii) such securities shall have been sold in satisfaction of all applicable resale provisions of Rule 144 under the Securities Act (or any successor to such rule).

                (s) "Registration Expenses" shall have the meaning set forth in
Section 5.

                (t) "Registration Statement" shall mean a registration statement on Form S-3 or any similar form of registration statement adopted by the Commission from and after the date hereof.

                (u) "Section 2(a) Initiating Holder" shall have the meaning set forth in Section 2(a)(i).

                (v) "Section 2(a) Requesting Holder" shall have the meaning set forth in Section 2(a)(ii).

                (w) "Section 2(a) Participating Holders" shall have the meaning set forth in Section 2(a)(ii).

                (x) "Section 2(a) Participating Units" shall have the meaning set forth in Section 2(a)(ii).

                (y) "Section 3(a) Participating Holder" shall have the meaning set forth in Section 3(a)(i).



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                (z) "Section 3(a) Participating Class A LP Units" shall have the meaning set forth in Section 3(a)(ii)(B).

                (aa) "Section 3(b) Participating Holder" shall have the meaning set forth in Section 3(b)(ii)(B).

                (ab) "Section 3(b) Participating Class A LP Units" shall have the meaning set forth in Section 3(b) of this Agreement.

                (ac) "Securities Act" has the meaning set forth in the Recitals to this Agreement.

                (ad) "Subsequent Holder" means any person or entity to whom the Partnership has granted or does grant registration rights other than the Holders and Priority Holders.

                (ae) "Subsequent Holder Registrable Securities" means the Class A LP Units held by any Subsequent Holder which are subject to registration rights granted by the Partnership.

                (af) "Third Party Holder" means any Priority Holder or Subsequent Holder.

                (ag) "Third Party Holder Registrable Securities" means the Class A LP Units held by any Third Party Holder which are subject to registration rights granted by the Partnership.

        2.      Underwritten Offerings.

                (a) Request for Underwritten Offerings and Related Procedures.

                    (i) The Holders shall have the right, subject to the conditions and procedures set forth herein, to cause the Partnership to participate in the sale of Registrable Securities in a firm-commitment underwritten offering. If any Holder or group of Holders (a "Section 2(a) Initiating Holder") proposes to sell Registrable Securities in a firm-commitment underwriting, the Section 2(a) Initiating Holder may request the Partnership in writing to effect such underwritten public offering, stating the proposed managing underwriter (which shall be subject to the Partnership's reasonable approval) and the number of Registrable Securities proposed to be sold. Within ten (10) days after receipt of the Section 2(a) Initiating Holders' notice, the Partnership shall give written notice thereof to the other Holders and the Third Party Holders (a "Section 2(a) Notice").

                    (ii) Within twenty (20) days after receipt of a Section 2(a) Notice, any Holder or Subsequent Holder other than the Section 2(a) Initiating Holder (a "Section 2(a) Requesting Holder") may deliver to the Partnership a request to include some or all of its Registrable Securities in the underwritten public offering effected in response to the request of the




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Section 2(a) Initiating Holder. Each Section 2(a) Requesting Holder's notice shall state the number of his or its Registrable Securities proposed to be included in the offering. Subject to the provisions of Section 2(b) below, following the expiration of the above-referenced twenty (20) day period, the Partnership shall cooperate in the preparation of a registration statement or, if a shelf registration statement is then in effect under which the units may be registered, a prospectus supplement, and all other documentation necessary to effect the underwritten public offering of all of the Registrable Securities and Subsequent Holder Registrable Securities (the "Section 2(a) Participating Units") specified in the request of the Section 2(a) Initiating Holder pursuant to Section 2(a)(i) and the requests, if any, of the Section 2(a) Requesting Holders pursuant to this Section 2(a)(ii); provided, however, that if the Partnership receives a request for registration from a Priority Holder pursuant to Section 2(a)(iii), then, instead of effecting an underwritten public offering pursuant to this Section 2(a)(ii), the Partnership shall follow the procedures specified in Section 2(a)(iii).

                    If, in the case of an underwritten public offering pursuant to Section 2(a)(ii), the managing underwriter determines that the Section 2(a) Participating Units requested to be sold by the Section 2(a) Initiating Holder and the Section 2(a) Requesting Holders (collectively, the "Section 2(a) Participating Holders") should be limited due to market conditions or marketing considerations, the Holders shall have priority over the Subsequent Holders and shall not be required to withdraw any of their Registrable Securities from such public offering until such time as all of the Subsequent Holder Registrable Securities have been withdrawn. If, after all of the Subsequent Holder Registrable Securities, if any, have been withdrawn, the managing underwriter determines that the remaining Section 2(a) Participating Units should be limited due to market conditions or marketing considerations, the Holders shall participate in such public offering in such manner as they shall agree or, in the absence of such an agreement, pro rata based upon the ratio of the Registrable Securities (and Registrable Security equivalents), respectively, owned by them to the total number Registrable Securities (and Registrable Security equivalents) then outstanding. If, in such case, any Holder desires to include in such underwriting fewer than its pro rata number of Section 2(a) Participating Units, and as a result the offering can accommodate additional
Section 2(a) Participating Units, then all Holders who have already committed their full pro rata share of Section 2(a) Participating Units shall be entitled to include additional Section 2(a) Participating Units in such underwriting, up to that number that can be accommodated pro rata based upon the relative numbers of Section 2(a) Participating Units already included by such Holders in the underwriting.

                    (iii) Within twenty (20) days after receipt of the Section 2(a) Notice, any Priority Holder which otherwise has demand registration rights may deliver to the Partnership a request (a "Priority Holder Request") obligating the Partnership to effect a Priority Holder-initiated registration rather than effect an underwritten public offering pursuant to this Section 2(a). If the Partnership receives a Priority Holder Request, it shall effect a Priority Holder-initiated registration and the Section 2(a) Initiating Holder and Section 2(a) Requesting Holders




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shall have only those registration rights with respect to such registration as set forth in Section 3(a) of this Agreement.

                (b) Limitations on Underwritten Offerings.

                    (i) The Partnership shall not be required to effect more than a total of two (2) underwritten public offerings at the Holders' request pursuant to Section 2(a) hereof (which number shall not be reduced if the Partnership effects a Priority Holder-initiated registration rather than an underwritten public offering pursuant to Section 2(a)).

                    (ii) The Partnership shall not be required to effect an underwritten public offering of Registrable Securities under Section 2(a) unless the Section 2(a) Initiating Holder proposes to sell Registrable Securities having a fair market value, as determined by the Partnership, of at least $40,000,000.

                    (iii) Any underwritten offering pursuant to Section 2(a) shall be managed by the Holder which contributes Registrable Securities having the greatest fair market value, as determined by the Partnership, to the offering, which Holder shall have the power to select the underwriter or underwriters for such offering (subject to the reasonable approval of the Partnership) and shall in consultation with the underwriter or underwriters have the power to determine the number of Registrable Securities to be included in such offering (subject to applicable limitations set forth herein), the offering price of the Registrable Securities, the underwriting discounts and commissions, the terms of the underwriting agreement (subject to the reasonable approval of the Partnership), the timing of the registration and related offering, counsel to the Holders and all other administrative matters related to the offering. Any underwritten offering pursuant to a Priority Holder-initiated registration pursuant to Section 2(a)(iii) shall be managed in accordance with the provisions of Section 3(a)(ii)(B) hereof.

                    (iv) The Partnership shall not be required to prepare, file or use its reasonable best efforts to cause to effect an underwritten public offering or registration pursuant to Section 2(a): (A) which would become effective within six months following the effective date of a registration statement filed with the Commission pertaining to an underwritten public offering of securities of the Partnership for cash for the account of the Partnership or any Third Party Holder; or (B) if the Section 2(a) Initiating Holders' request for an underwritten offering is received by the Partnership subsequent to such time as the Partnership in good faith gives written notice to the Holders that the Partnership is commencing to prepare a Partnership-initiated registration statement (other than on Form S-8) or a Priority Holder-initiated registration statement and the Partnership is actively employing in good faith all reasonable efforts to cause such registration statement to become effective.

                    (v) The Partnership may defer its obligations under Section 2(a) for a period not to exceed one hundred twenty (120) days from the date of receipt of the written



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request from the Holders if (A) in the good faith judgment of the Partnership's
Board of Directors it would be seriously detrimental to the Partnership or its stockholders for an underwritten public offering of Registrable Securities to be effected in the near future and (B) the Partnership shall furnish to the Holders a certificate to that effect signed by the Chief Executive Officer of the Partnership. During any period in which the Partnership defers its obligations pursuant to this Section 2(b)(iv), it may not effect any registration of its securities.

                    (vi) The Partnership may defer its obligations under Section 2(a) during the pendency of a Material Disclosure Event, provided that the Board of Directors of the Partnership shall have made a good faith, reasonable determination that disclosure at such time would have a material adverse effect on the business or financial condition of the Partnership. The foregoing deferral shall expire upon the earliest to occur of: (A) ninety (90) days from the date of receipt of the written request from the Holders; (B) public disclosure of the Material Disclosure Event in question; and (C) the termination or cessation of such event, or the need to disclose such event.

                (c) Holdback Restrictions. The right of the Holders to effect any distribution of Registrable Securities pursuant to Section 2 is subject to the holdback restrictions set forth in Section 8.

                (d) Cooperation in Marketing Efforts. In the event of an underwritten offering pursuant to Section 2(a), the Partnership shall provide to the Holders the reasonable assistance of members of its management in connection with marketing efforts for such offering, except, and to the extent, that no such assistance shall be required of the Partnership where it would cause a significant disruption in the management duties of its management personnel.

        3.      Incidental Registrations.

                (a) Registrations by Third Party Holders.

                    (i) Registration Obligations. If the Partnership receives a request from one or more Third Party Holders obligating the Partnership to effect a registration of the Third Party Holder Registrable Securities, then within ten (10) days after receipt of such registration request, the Partnership shall give written notice thereof to the Holders. Within twenty (20) days after receipt of the Partnership's notice, any Holder may deliver to the Partnership a request to include some or all of his or its Registrable Securities in the registration effected in response to the request of the Third Party Holders. Each Holders' notice shall state the number of their Registrable Securities proposed to be included in the registration. Subject to the provisions of
Section 3(a)(ii) below, the Partnership shall use its reasonable best efforts to effect promptly the registration under the Securities Act of all Third Party Holder Registrable Securities and Registrable Securities (collectively, the "Section 3(a) Participating Class A LP Units") specified in



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the requests of the Third Party Holders and the Holders (collectively, the
"Section 3(a) Participating Holders").

                    (ii) Limitations on Third Party Holder Registrations.

                         A. If the registration referred to in Section 3(a)(i)
relates to a firm commitment underwriting and the managing underwriter determines, in its sole discretion, that the number of shares of Section 3(a) Participating Class A LP Units included in a registration initiated pursuant to
Section 3(a)(i) which are to be sold by the Section 3(a) Participating Holders should be limited due to market conditions or marketing considerations, the Holders and the Third Party Holders proposing to sell their Section 3(a) Participating Class A LP Units in such underwriting and registration shall participate in such registration in such manner as they shall agree or, in the absence of such an agreement, (x) if none of the Section 3(a) Participating Holders are Priority Holders pro rata based upon the ratio of the Registrable Securities and Third Party Holder Registrable Securities, respectively, owned by them to the total number of Registrable Securities and Third Party Holder Registrable Securities then outstanding, unless any of the Subsequent Holders who are Section 3(a) Participating Holders have priority rights with respect to registrations initiated by them, in which case the Holders shall participate in such registrations subject to the priority rights held by such Subsequent Holders or (y) if some of the Section 3(a) Participating Holders are Priority Holders, then the participation by the Priority Holders shall not be reduced and the participation by the other Section 3(a) Participating Holders shall be as determined in clause (x) above, after taking account of the Class A LP Units to be sold by the Priority Holders. If any of the Section 3(a) Participating Holders desire to include in such underwriting and registration fewer than its pro rata number of Section 3(a) Participating Class A LP Units, and as a result the offering can accommodate additional Section 3(a) Participating Class A LP Units, then all Section 3(a) Participating Holders who have already committed their full pro rata share of Section 3(a) Participating Class A LP Units shall be entitled to include additional Section 3(a) Participating Class A LP Units in such underwriting and registration, up to that number that can be accommodated pro rata based upon the relative numbers of Section 3(a) Participating Class A LP Units already included by such Section 3(a) Participating Holders in such underwriting and registration.

                         B. Any registration and offering initiated pursuant to
Section 3(a)(i) shall be managed by either (a) the Priority Holder entitled to so manage the registration under the 1994 Agreement or (b) if no such Priority Holder is participating, by the Section 3(a) Participating Holder contributing the greatest number of Class A LP Units to such registration (the "Controlling Holder"), which Controlling Holder shall have the power to select the underwriter or underwriters for the offering related to such registration, and shall in consultation with the underwriter or underwriters have the power to determine on behalf of all Section 3(a) Participating Holders the number of Class A LP Units to be included in such registration (subject to applicable limitations set forth herein), the offering price per Class A LP Unit, the underwriting discounts and commissions, the terms of the underwriting agreement, the timing of the



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registration and related offering, counsel to the Section 3(a) Participating
Holders, and all other administrative matters related to the registration and related offering. If any Holder participates in any registration or offering pursuant to Section 3(a)(i), such Holder shall sell his or its Registrable Securities only pursuant to the underwriting arranged by the Controlling Holder and shall either commit to attend the closing of the offering and take such other actions as may be reasonably necessary to effect the Holder's participation in the offering and to provide any assurances reasonably requested by the Partnership, the underwriters, and other Section 3(a) Participating Holders in that regard, or shall deliver to the Controlling Holder in custody certificates representing all Registrable Securities of such Holder to be included in the registration and shall execute and deliver to the Controlling Holder a custody agreement and a power of attorney, each in form and substance reasonably appropriate for the purpose of effecting the Holder's participation in the registration and sale and otherwise reasonably satisfactory to the Controlling Holder. If any Holder disapproves of the features of the registration, he or it may elect to withdraw therefrom (in whole or part) by written notice to the Partnership, the underwriters and the other Section 3(a) Participating Holders (including the Controlling Holder) delivered no later than ten (10) days prior to the effectiveness of the applicable registration statement (provided that if the Holder disapproves of the offering price or underwriter's discount or commission, he or it may withdraw immediately upon being advised thereof), and the Registrable Securities of the Holder shall thereupon be withdrawn from such registration.

                (b) Partnership Registrations.

                    (i) Partnership Registrations. Each time the Partnership proposes to register any Class A LP Units for sale for its own account (other than pursuant to a registration statement on Form S-8 or Form S-4 or otherwise in connection with an acquisition, merger or consolidation), it shall at its expense give the Holders written notice of its intention to do so (the "Piggyback Notice") at least twenty-five (25) days prior to the filing with the Commission of a registration statement with respect to such registration. If any Holder desires to include all or part of his or its Registrable Securities in such registration, he or it may request registration thereof in connection with the Partnership's registration by delivering to the Partnership, within fifteen
(15) days after receipt of the Piggyback Notice, written notice of such request (a "Holder's Notice") stating the number of Registrable Securities proposed to be included. The Partnership shall use its reasonable best efforts to cause all Registrable Securities specified in each Holder's Notice to be included in such registration so as to permit the sale by the applicable Holders of the Registrable Securities so registered, subject, however, to the limitations set forth in Section 3(b)(ii).

                    (ii) Limitations on Partnership Registrations.

                         A. If the registration of which the Partnership gives
notice pursuant to Section 3(b)(i) is for the purpose of permitting an issuance of Class A LP Units by the Partnership pursuant to a firm commitment underwritten offering, the notice shall so state, and the Partnership shall have the right to limit the aggregate size of the offering or the number of




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Registrable Securities to be included therein by the Holders if requested to do so in good faith by the managing underwriters of the offering.

                         B. Whenever the number of Class A LP Units that may be
registered pursuant to Section 3(b)(i) is limited pursuant to the provisions of
Section 3(b)(ii)(A) above, the Partnership shall have priority over the Holders and any Third Party Holders and the Holders hereby agree that they shall withdraw their Registrable Securities from such registration to the extent necessary to allow the Partnership to include all the Class A LP Units that the Partnership desires to sell for its own account to be included within such registration; provided that in no event shall the aggregate of the Registrable Securities requested to be included pursuant to Section 3(b)(i) and the Third Party Holder Registrable Securities requested to be included by the Third Party Holders (collectively, the "Section 3(b) Participating Class A LP Units") be reduced below forty percent (40%) of the total amount of Class A LP Units included in such registration. The Holders and the Third Party Holders who request inclusion (collectively, the "Section 3(b) Participating Holders") shall share (as a single class) in the available portion of the registration in question pro rata based upon the ratio of the number of Registrable Securities and Third Party Holder Registrable Securities, respectively, owned by them to the total number of Section 3(b) Participating Class A LP Units and other Registrable Securities then outstanding; provided, however, that any such participation shall be established only after any Priority Holders have been allowed the full amount of participation in such offering to which they may be entitled under the 1994 Agreement. If any of the Section 3(b) Participating Holders desire to include in such underwriting and registration fewer than their pro rata number of Section 3(b) Registrable Securities, and as a result the offering can accommodate additional Section 3(b) Participating Class A LP Units, then the Section 3(b) Participating Holders who have already committed their full pro rata share of Section 3(b) Participating Class A LP Units shall be entitled to include additional Section 3(b) Participating Class A LP Units in such underwriting and registration, up to that number that can be accommodated pro rata based upon the relative numbers of Section 3(b) Participating Class A LP Units already included by the Section 3(b) Participating Holders in such underwriting and registration.

                         C. Any registration and offering initiated by the
Partnership shall be managed by the Partnership, and all Registrable Securities included in such a registration and offering pursuant to Section 3(b)(i) shall be included upon the same terms and conditions as applicable to Class A LP Units included for the Partnership's account, as such may be determined by the Partnership in consultation with the underwriter. If any Holder participates in any registration or offering pursuant to Section 3(b)(i), he or it shall sell his or its Registrable Securities only pursuant to the underwriting arranged by the Partnership, and shall either commit to attend the closing of the offering and take such other actions as may be reasonably necessary to effect his or its participation in the offering and to provide any assurances reasonably requested by the Partnership, the underwriters, and participating Third Party Holders in that regard, or shall deliver to the Partnership in custody certificates representing all Registrable Securities of such Holder being included in the registration, and shall execute and deliver to the Partnership a



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custody agreement and power of attorney, each in form and substance reasonably appropriate for the purpose of effecting the Holders' participation in the registration and sale and otherwise reasonably satisfactory to the Partnership. If any Holder disapproves of the features of the registration, it may elect to withdraw therefrom (in whole or part) by written notice to the Partnership, the underwriters and the participating Third Party Holders delivered no later than ten (10) days prior to the effectiveness of the applicable registration statement (provided that if a Holder disapproves of the offering price or underwriter's discount or commission, the Holder may withdraw immediately upon being advised thereof), and the Registrable Securities of the Holder shall be withdrawn from registration. The Partnership may determine, in its sole discretion, to withdraw the registration.

        4.      Registration Procedures.

                (a) If and when the Partnership is required by the provisions of this Agreement to use its reasonable best efforts to effect the registration of Registrable Securities, the Partnership shall:

                    (i) prepare and file with the Commission a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become and remain effective for the applicable period in which all Registrable Securities covered by the registration statement have been sold or withdrawn;

                    (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectuses used in connection therewith as may be necessary to keep such registration statement effective and current and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all Registrable Securities covered by such registration statement, including such amendments and supplements as may be reasonably required by the Holders participating in the registration (the "Participating Holders"), in their discretion, to accommodate their intended method of disposition from time to time;

                    (iii) furnish to the Participating Holders such number of copies of each prospectus, including each preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents, as may be reasonably requested in order to facilitate the public sale or other disposition of the Registrable Securities;

                    (iv) use its reasonable best efforts to register or qualify the Registrable Securities covered by such registration statement under such other securities or blue sky or other applicable laws of such jurisdictions as the Participating Holders shall reasonably request to enable the Participating Holders to consummate the public sale or other disposition of the Registrable Securities; provided that the Partnership shall not be required in connection therewith to qualify to do business or to file a general consent to service of process in any such jurisdiction;



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                    (v) upon written request, cause its attorneys or
accountants, as applicable, to furnish to the Participating Holders a signed counterpart, addressed to the Participating Holders and their underwriters, if any, of: (A) an opinion of counsel for the Partnership, dated the effective date of the registration statement, covering substantially the same matters with respect to the registration statement (and the prospectus included therein) as are customarily covered (at the time of such registration) in the opinions of issuers' counsel delivered to the underwriters in connection with comparable underwritten public offerings; and (B) such negative assurances or agreed upon procedures reports from the Partnership's independent public accountants as and to the extent that the same may be available to the Participating Holders under then outstanding statements and pronouncements of the Auditing Standards Board or other similar accounting industry bodies;

                    (vi) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Partnership are then listed;

                    (vii) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

                    (viii) enter into such customary agreements (including an underwriting agreement) and take all such other customary actions as the Participating Holders reasonably request in order to expedite or facilitate the disposition of such Registrable Securities; and

                    (ix) make available for inspection by any Participating Holder, any participating underwriter, and any attorney, accountant or other agent retained by the Participating Holder in a registration pursuant to Sections 2(a) (if the Participating Holder is the manager of such registration) and 3(a) (if the Participating Holder is the Controlling Holder), all financial and other records, pertinent documents and properties of the Partnership, and cause the Partnership's affiliates and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with the preparation of such registration statement.

                (b) The Holders' rights to exercise registration rights under
Section 2 or 3 with respect to Registrable Securities which are Exchange Right Units shall be contingent upon the offering of the Exchange Right Units being effected through: (i) the sale by the Holders to the underwriters in such offering of Exchange Rights and 6% Senior Notes sufficient upon exercise to provide for the issuance of the number of Exchange Right Units desired to be sold in the offering, (ii) the exercise of such Exchange Rights by the underwriters and the tender to the Partnership of 6% Senior Notes sufficient in principal amount to pay the exercise price thereof, and (iii) the sale to the public by the underwriters of the Exchange Right Units received upon exercise of the Exchange Rights. The Partnership agrees that if any Holder has prior to such an offering already exercised Exchange Rights and desires to sell the Exchange Right Units, the Holder may present the Exchange Right Units to the Partnership for redemption at the exchange rate then in effect under the Exchange Rights in exchange for Exchange Rights for an equivalent number of Exchange Right Units and 6% Senior Notes in principal amount equal to the aggregate exercise price of such Exchange Rights.

                (c) The Participating Holders shall (i) furnish to the Partnership such information regarding the Participating Holders, their Registrable Securities, and the intended method of distribution of the Registrable Securities to be included by the Participating Holders in the registration as the Partnership may reasonably require from the Participating Holders for inclusion in the registration statement (and the prospectus included therein) pursuant to applicable securities laws and rules; and (ii) enter into such customary agreements as may be reasonably required by the Partnership or the underwriter in order to facilitate the registration and offering.

                (d) The Participating Holders shall not effect sales of the Registrable Securities covered by the registration statement after receipt of telegraphic or written notice from the Partnership to suspend sales in order to permit the Partnership promptly and expeditiously to correct or update a registration statement or prospectus until such time as the Participating Holders shall have received from the Partnership a written notice that the registration statement or prospectus has been corrected or updated.

                (e) When participating in any underwriting pursuant to this Agreement, the Participating Holders shall deliver to the underwriter and the Partnership the opinion of its outside counsel to the effect that inclusion of such Registrable Securities in the underwriting has been duly authorized and will not conflict with charter documents or contracts known to such counsel of the Participating Holders, and such other matters as are customary and reasonable under the circumstances.

        5.      Expenses of Registration.

                (a) All expenses incurred in connection with underwritten public offerings pursuant to Section 2(a) in which no Third Party Holders or the Partnership sell securities of the Partnership for their own account (other than the expenses incurred in maintaining any shelf registration), including, without limitation, all registration and filing fees, listing fees, underwriting discounts and commissions, printing expenses, expenses of compliance with blue sky laws, reasonable fees and disbursements of counsel for the Partnership, fees and disbursements of counsel for the Participating Holders, expenses of any audits incidental to or required by any such registration, and expenses of all marketing and promotional efforts requested by the managing underwriter (collectively, "Registration Expenses") shall be borne by the Participating Holders and divided among them pro rata based on the fair market value of the Registrable Securities included by each Participating Holder.

                (b) All expenses incurred in effecting and maintaining a shelf registration pursuant to Section 2(b) (other than the expenses of underwritten public offerings pursuant to such a shelf registration) and all Registration Expenses incurred in effecting any registration in which any Holders participate pursuant to Section 3(b) shall be borne by the Partnership, provided that such Holders shall bear their own attorney's fees and expenses and all underwriting discounts and commissions applicable to their Registrable Securities.

                (c) All Registration Expenses incurred in effecting any registration (other than a shelf registration) in which the any Holders participate pursuant to Sections 2(a) and 3(a) shall be borne pro rata by the Participating Holders, the participating Third Party Holders and/or the Partnership, in each case for whose account Class A LP Units are included in such registration, based upon a fraction, the numerator of which shall be the number of Registrable Securities of each Participating Holder, Third Party Holder Registrable Securities of each participating Third Party Holder or Class A LP Units being offered by the Partnership to be included in such requested registration by the Participating Holder, participating Third Party Holder or the Partnership, as the case may be, and the denominator of which shall be the total number of all Registrable Securities, Third Party Holder Registrable Securities and/or Class A LP Units being offered by the Partnership to be included in the requested registration. All Registration Expenses paid by the Partnership or the participating Third Party Holders for which a Participating Holder is liable hereunder shall be reimbursed by the Participating Holder to the Partnership or participating Third Party Holders upon demand, including, without limitation, out of offering proceeds.

        6.      Indemnification.

                (a) In the event of any registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Partnership shall indemnify and hold harmless the Holders requesting or joining in a registration of such Registrable Securities, each underwriter (as defined in the Securities Act) and each controlling person of any underwriter (within the meaning of the Securities Act), if any, and the officers, directors, direct and indirect beneficial owners, employees, and agents of the Holders, underwriters or controlling persons, and the successors and assigns of any of them (each an "Indemnitee"), against any losses, claims, damages or liabilities, joint or several (or actions in respect thereof), to which such Indemnitee may be subject under the Securities Act, under any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement (or alleged untrue statement) of any material fact contained in any registration statement under which such Registrable Securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any summary prospectus issued in connection with any securities being registered, or any amendment or supplement thereto, or (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation by the Partnership of the Securities Act or any rule or regulation promulgated under the Securities Act ((i), (ii) and (iii) are each referred to hereafter as a "Violation"), and shall reimburse each such Indemnitee for any legal or other expenses reasonably incurred by such Indemnitee in connection with investigating or defending any such loss, claim, damage, liability or action, such reimbursement to be paid on a current basis as such expenses are incurred; provided, however, that the Partnership shall not be liable to any Indemnitee in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or omission made in such registration statement, preliminary prospectus, summary prospectus, prospectus, or amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Partnership by or on behalf of such Indemnitee, specifically for use therein unless such written information is subsequently corrected in writing and provided to the Partnership at least one business day prior to the effectiveness of the registration statement relating to such registration. The indemnity provided for herein shall remain in full force and effect regardless of any investigation made by or on behalf of the Partnership or Indemnitee.

                (b) In the event of any registration of any Registrable Securities under the Securities Act pursuant to this Agreement, each Participating Holder shall (severally, and not jointly) indemnify and hold harmless the Partnership, each underwriter (within the meaning of the Securities
Act), if any, and each officer, director and controlling person of the Partnership or underwriter (within the meaning of the Securities Act), if any, and the officers, directors, direct and indirect beneficial owners, employees, and agents of the Partnership, underwriters or controlling persons, and the successors and assigns of any of them (each a "Partnership Indemnitee"), against any losses, claims, damages or liabilities, joint or several (or actions in respect thereof), to which the Partnership Indemnitee may be subject under the Securities Act, under any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon written information furnished by or on behalf of the Holder expressly for use in connection with such registration unless such information was corrected in writing and provided to the Partnership at least one business day prior to the effectiveness of the registration statement relating to such registration, and shall reimburse the Partnership Indemnitee for any legal or other expenses reasonably incurred by the Partnership Indemnitee in connection with investigating or defending any such loss, claim, damage, liability or action, such reimbursement to be paid on a current basis as such expenses are incurred; provided, however, that a Participating Holder shall be liable to the Partnership Indemnitee in any such case only to the extent of, in the aggregate, the lesser of (i) the amount of such loss, claim, damage or liability or (ii) the net proceeds actually received by the Participating Holder in such offering. The indemnity provided for herein shall remain in full force and effect regardless of any investigation made by or on behalf of the Participating Holder or any Partnership Indemnitee. Nothing provided herein shall preclude the Participating Holders from receiving indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in any registration to the same extent as customarily furnished by such persons in similar circumstances and the existence of such other indemnities shall not reduce, terminate or otherwise diminish the Partnership's obligations under Section 6(a).

                (c) If the indemnification provided for in Section 6(a) or 6(b) is unavailable to an indemnified party in respect of any losses, claims, damages or liabilities referred to therein, then the indemnifying party in lieu of indemnifying such indemnified party thereunder shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities, in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party, or by the indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                The parties agree that it would not be just and equitable if contribution pursuant to this Section 6(c) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities or actions in respect thereof referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6(c), the Participating Holders shall not be required to contribute any amount which in the aggregate exceeds the lesser of (i) the amount of such loss, claim, damage or liability or (ii) the net proceeds actually received by the Participating Holders in such offering. No person guilty of fraudulent misrepresentations (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentations.

                (d) Promptly after receipt by an indemnified party under Section 6(a) or 6(b) of notice of the commencement of any action, such indemnified party shall notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such Sections or to the extent that it has not been prejudiced as a proximate result of such failure. In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select one single separate counsel to assert such legal defenses at the indemnifying party's expense (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party or parties). The selection of one single separate counsel to indemnified parties entitled to a separate defense shall be made by concurrence of indemnified parties who have received at least 51% of the proceeds received by all indemnified parties entitled to a separate defense in the offering giving rise to the claim for indemnity. Upon the permitted assumption by the indemnifying party of the defense of such action, and approval by the indemnified party of counsel, the indemnifying party shall not be liable to such indemnified party under this Section 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed one single separate counsel in connection with the assertion of different or additional legal defenses in accordance with this Section 6(d), (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time, (iii) the indemnifying party and its counsel do not actively and vigorously pursue the defense of such action, or (iv) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party.

        7. Rule 144 Requirements. The Partnership shall undertake to make publicly available, and available to the Holders, such information as is necessary to enable the Holders to make sales of Registrable Securities pursuant to Rule 144 of the Commission under the Securities Act, or any successor to such rule. The Partnership shall furnish to the Holders, upon request, a written statement executed by the Partnership as to the steps it has taken to comply with the current public information requirements of Rule 144, or any successor to such rule.

        8. Holdback. If the Partnership files a registration statement in connection with an underwritten public offering for its own account or for the account of any securityholder, the Holders shall not, pursuant to a shelf registration statement or otherwise, effect any sale or distribution of any Registrable Securities (except pursuant to such registration statement) or other securities of the Partnership, whether now owned or hereafter acquired, during the period requested by the underwriters commencing with the effective date of such registration statement and ending on the close of business on a date which is not more than one hundred twenty (120) days thereafter or such time as the registration statement is withdrawn, whichever is earlier.

        9. Assignment of Registration Rights. The rights of the Holders pursuant to this Agreement may be assigned (but only with all related obligations) to transferees or assignees (other than competitors of the Partnership that have publicly traded securities or assets under management in excess of $100 million) of Registrable Securities, provided the Partnership is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned.

        10. Rights Which May Be Granted to Other Persons; Termination of Rights. The Holders acknowledge and agree that the Partnership may grant registration rights to other holders of Class A LP Units that are pari passu with the registration rights granted to the Holders in this Agreement; provided, however, that the Holders shall maintain their rights with respect to Holder-initiated public offerings as set forth in Section 2, and Subsequent Holders may be granted rights with respect to Subsequent Holder-initiated public offerings similar to those set forth in Section 2. The Holders shall not be entitled to exercise any registration right provided for in this Agreement (and the Partnership may cease and withdraw any pending registration) after the date that securities of the Partnership are no longer publicly traded. If the securities of the Partnership cease to be publicly traded, and if the Partnership is able to cause the issuer of the successor security, if any, to the publicly traded securities of the Partnership to enter into a registration rights agreement with the Priority Holders, then the Holders will be granted by the issuer of the successor security to the publicly traded securities of the Partnership registration rights providing to the Holders, as nearly as practicable, registration rights with respect to the successor security to the publicly traded units of the Partnership that are substantially similar to those granted hereunder. The Holders acknowledge and agree that under the terms of the 1994 Agreement, the Partnership would be obligated under such circumstances to grant to the Priority Holders rights with respect to the successor security comparable to the rights under the 1994 Agreement.

        11.    Miscellaneous.

               (a) Notices. All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed given if delivered personally or telecopied (with a confirmation copy marked as described below) or mailed by certified or registered mail, postage prepaid, return receipt requested, addressed as follows:

               If to the Partnership:      c/o PIMCO Advisors L.P.
                                           800 Newport Center Drive
                                           Newport Beach, CA 92660
                                           Attn:   Kenneth M. Poovey, Esq.
                                           Fax:    (714) 717-7076


               with copies to:             Latham & Watkins
                                           650 Town Center Drive, Suite 2000
                                           Costa Mesa, CA 92626
                                           Attn:   David C. Flattum, Esq.
                                           Fax:    (714) 755-8290

               If to the Holders::         c/o Oppenheimer & Co., Inc.
                                           Oppenheimer Tower
                                           One World Financial Center
                                           200 Liberty Street
                                           New York, NY 10281
                                           Attn:   Roger W. Einiger
                                           Fax:    (212) 667-7000


               and to:                     The Indemnity Trust
                                           Oppenheimer Tower
                                           One World Financial Center
                                           200 Liberty Street
                                           New York, NY 10281
                                           Attn:  Roger W. Einiger and Robert I.
                                           Kleinberg
                                           Fax:   (212) 667-2369


               with copies to:             Weil, Gotshal & Manges LLP
                                           767 Fifth Avenue
                                           New York, NY 10153
                                           Attn:  Robert Todd Lang, Esq.
                                           Fax:   (212) 310-8007

                (b) Governing Law; Jurisdiction. This Agreement shall be governed by, and construed and enforced in accordance with, the internal laws, but not the laws pertaining to choice or conflicts of laws, of the State of Delaware. Each of the parties to this Agreement hereby irrevocably and unconditionally agrees (i) to be subject to the jurisdiction of the courts of the State of Delaware and of the federal courts sitting in the State of Delaware, and (ii) (A) to the extent such party is not otherwise subject to service of process in the State of Delaware, to appoint and maintain an agent in the State of Delaware as such party's agent for acceptance of legal process, and
(B) that service of process may also be made on such party by delivery of notice pursuant to Section 11(b) with a proof of mailing receipt validated by the Shared States Postal Service constituting evidence of valid service, and that service made pursuant to (ii)(A) or (B) above shall have the same legal force and effect as if served upon such party personally within the State of Delaware. For purposes of implementing the parties' agreement to appoint and maintain an agent for service of process in the State of Delaware, each such party that has not as of the date hereof already duly appointed such an agent does hereby appoint RL&F Service Corp., One Rodney Square, 10th Floor, Wilmington, Delaware, 19801, as such agent.

               (c)    Entire Agreement; No Third Party Beneficiaries.

                    (i) This Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, representations, and undertakings of the parties.

                    (ii) Nothing in this Agreement shall be deemed to grant to or vest in any person other than the parties hereto and their permitted assigns any rights or privileges or status as an intended beneficiary hereof.

                (d) Amendments and Waivers. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally or in writing, except that, subject to the final sentence of this Section 11(d), any term of this Agreement may be amended in any respect whatsoever and the observance of any such term may be waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of (i) the Partnership and (ii) Holders owning a majority in interest of the Registrable Securities; provided, however, that no such amendment or waiver shall alter the rights or priorities of the Agent which may be granted pursuant to Section 10.

                (e) Specific Performance. The parties hereto acknowledge and agree that they would not have adequate remedies at law and would be irreparably harmed if any of the provisions of this Agreement were not performed by the parties hereto in accordance with the specific terms hereof or were otherwise breached, and that, in such case, it would be impossible to measure in money the damages to such parties. It is accordingly agreed that the parties hereto shall be jointly and severally entitled to injunctive relief or the enforcement of other equitable remedies, without bond or other security, to compel performance and to prevent breaches of this Agreement by any party hereto and specifically to enforce the terms and provisions hereof, in addition to any other remedy to which they may be entitled, at law or in equity.

                (f) Severability. Any provision of this Agreement that is invalid, illegal, or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality, or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal, or unenforceable in any other jurisdiction.

                (g) Legal and Other Fees and Expenses. Each of the parties shall pay its own expenses incurred in connection with the negotiation and preparation of this Agreement and, except as otherwise specifically set forth herein, the transactions contemplated hereby, including, without limitation, all fees and disbursements of their respective legal counsel, advisors, and accountants. If any legal action or any arbitration or other proceeding or appeal therefrom is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover from the non-prevailing party or parties reasonable attorneys' fees and other costs incurred in that action or proceeding, whether or not such action or proceeding is prosecuted to judgment or, in addition to any other relief to which it or they may be entitled.

                (h) Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors, and assigns.

                (i) Headings; References. Headings used in this Agreement are for convenience of reference only, do not constitute a part of this Agreement, and shall not affect the construction or interpretation hereof. References in this Agreement to sections are, unless otherwise noted, references, to the specified section of this Agreement.

                (j) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute but one and the same instrument.

                IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be executed as of the date first written above.

                                      PIMCO Advisors L.P.,
                                      a Delaware limited partnership


                                      By    /s/ KENNETH M. POOVEY
                                            ------------------------
                                      Name: Kenneth M. Poovey
                                      Title: Executive Vice President



                                      HOLDERS



                                      ----------------------------
                                      Name:_______________________

                                      [Signature blocks of individual Holders may be on separate pages]